UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 15, 2022

Date of Report (Date of earliest event reported)

Bicycle Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-38916	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blocks A & B, Portway Building, Granta Park Great Abington, Cambridge United Kingdom	CB21 6GS
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 1223 261503

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.01 per share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing one ordinary share, nominal value £0.01 per share	BCYC	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 15, 2022, Bicycle Therapeutics plc the (“Company”) and certain of its subsidiaries (collectively, with the Company, the “Borrowers”) entered into the second amendment (the “Second Amendment”) to the Company’s Loan and Security Agreement with Hercules Capital, Inc. (as amended by the First Amendment to Loan and Security Agreement, dated March 10, 2021, the “Loan Agreement”).

Pursuant to the Second Amendment, among other amendments, (a) the Term Loan Maturity Date (as defined in the Loan Agreement) was extended to July 1, 2025, (b) the Borrowers may request additional Term Loan Advances (as defined in the Loan Agreement), subject to satisfaction of customary conditions, in an aggregate principal amount of up to $75.0 million on or before December 31, 2024, (c) the Amortization Date (as defined in the Loan Agreement) was extended to April 1, 2025, and (d) the Term Loan Interest Rate (as defined in the Loan Agreement) was decreased and capped to be for any day a per annum rate of interest equal to the lesser of (x) the greater of either (i) 8.05% and (ii) the prime rate as reported in The Wall Street Journal plus 4.55% and (y) 9.05%.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description
10.1	Second Amendment to Loan and Security Agreement, dated as of July 15, 2022, by and among Bicycle Therapeutics plc and each of its Subsidiaries, the Lenders and Hercules Capital, Inc., as Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2022	Bicycle Therapeutics plc

	By:	/s/ Lee Kalowski
	Name:	Lee Kalowski
	Title:	Chief Financial Officer